 Exhibit (a)-(4)

DRYSHIPS INC.
C/O DryShips Management Services Inc.
80 Kifissias Avenue
GR 151 25, Marousi, Athens, Greece

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 10/08/2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy materials electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 10/08/2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following proposal:

		For	Against	Abstain
1	To authorize and approve the Agreement and Plan of Merger dated as of August 18, 2019 (as amended, supplemented or otherwise modified from time to time), by and among DryShips Inc., SPII Holdings Inc., and Sileo Acquisitions Inc.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to act upon such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000428867_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:The Notice & Proxy Statement is available at www.proxyvote.comDRYSHIPS INC.Special Meeting of ShareholdersOctober 9, 2019 4:00 p.m., local timeThis proxy is solicited by the Board of DirectorsThe shareholder(s) hereby appoint(s) Dimitris Dreliozis, as proxy, with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock, par value $0.01 per share, of DRYSHIPS INC, that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders to be held at 4:00 p.m., local time, on October 9, 2019, at 80 Kifissias Avenue, GR 151 25, Marousi, Athens, Greece, and any adjournment or postponement thereof.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.Address change/comments:(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)Continued and to be signed on reverse side